Exhibit 99.1
Lehman Brothers Energy Conference September 2006

Important Investor Information Company Information Encore Acquisition Company NYSE Ticker Symbol "EAC" Corporate Headquarters 777 Main Street, Suite 1400 Fort Worth, TX 76102 (817) 877-9955 main (817) 877-1655 fax www.encoreacq.com Investor Contacts Ben Nivens Senior Vice President Chief Financial Officer (817) 339-0911 direct bnivens@encoreacq.com Wym Van Wyk Vice President Marketing and Corporate Planning (817) 339-0812 direct wjvanwyk@encoreacq.com About Forward-Looking Statements

Encore in a Nutshell Domestic onshore oil and gas producer with properties located in the Rockies, the Mid-Continent, and the Permian Basin Create value through three competitive advantages Strategic acquisitions Focused reservoir management Creative deal structures that enhance inventory Also create value through a prudent hedge policy

Encore Overview Note: Represents approximate unrisked gross drilling locations by area as of 12/31/05. Also reflects approximate unrisked gross drilling locations provided by the West Texas joint development agreement announced 03/28/06. Location totals are estimates and subject to adjustment. (1) See appendix for R/P calculation Over 1200 unrisked locations - 274 gross wells expected in 2006 31,450 BOEPD average production (1H06) 196 MMBOE of proved reserves Reserves / production 17 years Oil about two-thirds of total production 2006 budget - $353 million Permian Basin Region - $57 million Mid-Continent Region - $158 million Northern Region - $112 million Other capital - $26 million (1)

CCA Crude Oil ~ A Diamond in the Rockies Cedar Creek Anticline oil represents nearly 60% of Encore's total proved reserves of oil and gas Increased competition from Canadian and other Rockies production and limited markets for Rockies crude have recently widened differentials versus oil at Cushing However, it is important to remember two things about Encore's crude oil reserves in the CCA Location: CCA crude oil is well placed 100% domestic and not subject to geopolitical risk Far away from the ravages of summer hurricanes Squarely in the path of major pipeline trade routes between Canada and the U.S. Resides in the belly of the hungriest crude oil consumer in the world Quality: CCA crude oil is well composed CCA crude is low in sulfur, which makes it cheaper for refiners to treat and meet environmental quality standards CCA oil is a high API gravity crude, which yields refiners a higher proportion of valuable products (e.g., gasoline and diesel) Source: Deutsche Bank, EIA, and Encore Cedar Creek Anticline (US)

Oil Hedge Program Via put options, Encore retains upside but limits downside Two-thirds of our production is oil (1) Hedge percentages use 1H06 oil production in the denominator. Hedge prices are NYMEX equivalent. In 2008 and 2009, 4,000 and 5,000 BOPD of puts with $50 strikes are sold. Encore has 25% of oil production floored at $70 in 2009 Oil Puts While the average put strike price is $65, almost half of these puts have a strike price of $70 Oil hedging

Results of Strategy

Reservoir Management Results ~ Proved Reserves Proved Reserves at Acquisition Encore's acquisition program and reservoir management adds reserves and creates value 1.9x 1.4x 1.6x 1.3x 1.7x Current proved developed producing reserves are 1.3x the estimate of total proved reserves at the time of acquisition Current total proved reserves are 1.7x the estimate of total proved reserves at the time of the acquisition Proved + Production

Proved Reserves at Acquisition We add value - time and time again 2.8x 2.0x 3.3x 2.0x 2.7x Including unrisked identified potential, the in-house value is 2.7x the estimate of total proved reserves at the time of acquisition Proved + Production + Upsides Reservoir Management Results ~ Proved Reserves Plus Upsides

Reservoir Management Results ~ Texas Fuhrman Nix (West Texas Oil) PV10 Reserves 12/31/02 $37 MM 4.7 MMBOE 12/31/05 $90 MM 6.9 MMBOE 1 rig drilling program - 10 wells year to date 5 drilling locations on current spacing 17 drilling locations with downspacing Furst Ranch (Barnett Shale Gas) 20 acre infill drilling 10 acre downspacing

Reservoir Management Results ~ Cedar Creek Anticline (1) (1) Reserve Growth Index equals reserve adds to date plus acquired reserves divided by acquired reserves.

Reservoir Management Results ~ Pennel B Lease

Reservoir goal: for all units to be on an incline



Glendive North
Glendive
Gas City
North Pine
South Pine
Cabin Creek
Monarch
Pennel
Coral Creek
Little Beaver
MONTANA
NORTH DAKOTA
Encore Properties



Pennel B Lease
Improved waterflood response
Downspaced to 40 acre
Drilled horizontal wells
Encore purchased from Shell
Gross Oil Production -BOPD-
4000
3500
3000
2500
2000
1500
1000
500
0
99
00
01
02
03
04
05
06
07
130% Rate of return at $55 NYMEX
$70MM PV10 at $55 NYMEX
Production increase of 1,300 BOE per day

Note: Gross oil production includes barrels allocable to the net profits interest

11

Reservoir Management Results ~ Little Beaver High Pressure Air Injection 800 barrels per day current uplift, with no additional wells Capital - $43.5 MM Reserves - 15.2 MMBOE F&D - $3 per BOE $40 per BOE margin at $70 NYMEX 25% return at $55 NYMEX $55MM Proved PV10 at $55 NYMEX HPAI Begins Actual Air Injection Planned Air Injection Pre-HPAI Oil Base Line Forecast HPAI Oil Production Results HPAI Oil Production Forecast

Year-End Proved Reserves 2 2 % C A G R ( 1 9 9 9 - 2 0 0 5 ) 1 8 % C A G R ( 1 9 9 9 - 2 0 0 5 ) Reservoir Management Results ~ Production & Reserves Shares Out (MM) - - 45 45 46 49 50 Average Daily Production Double-digit production and reserve growth from 1999 to 2005 71 91 104 128 141 173 196

Future Projects

Strong Reserve Base and Potential 140 196 481 285 MMBOE of upside potential on top of a 196 MMBOE reserve base Other Ordivician HPAI Unrisked Nonproven Upside Potential RRU4 HPAI Unrisked Nonproven Upside Potential Conventional Drilling Upside Potential Waterflood & CO2 Unrisked Nonproven Upside Potential Proved Undeveloped - Capital not yet invested Proved Undeveloped - Capital already invested Proved Developed 56 56 Non-Ordivician HPAI Unrisked Nonproven Upside Potential

Inventory and Value Potential by Region Note: Internal estimates of unrisked potential, actual reserves and timing of development could vary greatly. Proved reserves are based on 12/31/05 report by Miller and Lents

CCA ~ Original Oil in Place Analysis 120 miles long spanning three states (Montana, North Dakota and South Dakota) Over 3.25 billion gross barrels of original oil in place Only 464 million gross barrels of cumulative production 117 MMBOE net proved reserves 210 MMBOE net unrisked upside potential Currently Producing HPAI Projects 3.25 Billion Gross Barrels of Original Oil in Place Conventional (.5%) Upside Potential 9 MMBOE Note: Original oil in place and upside potential are based on internal estimates. 40 MMBOE Non-Ordivician HPAI (2%) Upside Potential

CCA ~ Improved Oil Recovery

- **32 MMBOE proved reserves**
- **Development costs about $7 per BOE**



Glendive North
Glendive
Gas City
North Pine
South Pine
Phase 1 (2012)
Cabin Creek
MONTANA
NORTH DAKOTA
Monarch
Phase 1 (2002)
Pennel
Phase 3 (2006)
Phase 2 (2005)
Phase 4 (2007)
Coral Creek
Phase 4 (2007)
Phase 4 (2010)
Little Beaver
Phases 1&2 (2004)
Phase 3 (2008)
Encore Properties

	Injection Timing	Capital $MM	Net MMBOE
HPAI and Waterflood Recent Projects Proved Reserves [1]:		$169	32
HPAI Red River U4 Projects (Unrisked Upside Potential) [2]:			
Pennel Phase 4	2007	16	3
Coral Creek Phase 4	2007	19	3
Little Beaver Phase 3	2008	20	3
Little Beaver Phase 4	2010	25	3
South Pine Phase 1	2012	28	3
		$108	15
Waterflood Redevelopment Projects (Unrisked Upside Potential) [2]:			
South Pine	2006-2007	10	2
Little Beaver	2007	23	2
Little Beaver/Coral Gap Area Red River	2007	10	1
Glendive Area Red River	2008	10	2
Cabin Creek Interlake	2009	30	5
Monarch Interlake/Red River	2009	12	2
		$95	14
HPAI Evaluation Phase Projects (Unrisked Upside Potential) [2]:			
Other Red River U4 Projects	TBD	180	32
Stony Mtn 7 & Red River U6 Project	2007	7	1
Other Ordivician Zones	TBD	600	100
		$787	133
Grand Total		$1,159	194

Non-Ordivician Zones: Unrisked Upside Potential of 40 MMBOE Net (Not Included Above)

18

(1) Proved reserves per Miller and Lents as of 12/31/05. (2) Upside potential is based on internal estimates. Note: Injection timing and capital expenditures are subject to change.

West Texas ~ Boyd-Mallett CO_2 Flood Activation



Existing
CO2 Floods
Boyd-Mallett
Unit
Encore acreage
ExxonMobil acreage



- Approximately 3,000 acres acquired from Kerr-McGee in December 2005
- Currently evaluating for potential CO_2 flood
- Existing CO_2 floods in area
- Discussing CO_2 source with potential suppliers
- Reserve potential ~ 2 MMBO in the Boyd-Mallett unit
- Northwest Slaughter Unit and Wright Unit CO_2 feasibility study are in progress

19

Inventory Management That Fits the Current Market Environment Majors are looking for competent partners to develop legacy fields Joint development agreements enhance Encore's inventory without acquiring the existing production Skips single digit returns associated with acquisition of the PDP portion of old fields Adds low risk drilling opportunities The technical work is the same as always - exploiting quality vintage fields Establishes Encore as a preferred joint development partner Successfully negotiated deals in 2006 that Encore has inked so far West Texas joint venture - 20 MMBOE potential New Mexico farm-outs - 4 MMBOE potential Brown Bassett Wolfcamp farm-out - 5 MMBOE potential Total 29 MMBOE potential

West Texas Joint Venture Scope Legacy fields with over 10 TCFE of cumulative production 295 locations already identified on over 100,000 acres 120 BCFE of upside potential (20 MMBOE) Terms Encore earns 30% of ExxonMobil's working interest Encore operates during drilling and completion phase Encore and ExxonMobil both have the right to propose wells Highlights 2006 2007 2008 2009 Rigs 4 8 8 8 Wells 25 72 72 50 CapEx ($MM) $24 $75 $87 $87 Note: Rigs, wells, and capital expenditures are subject to numerous variables and are subject to change. Production and upside potential are based on internal estimates.

West Texas Joint Venture Pegasus field locations Initial wells Contingent wells Horizontal redevelopment of Upper Devonian 1.8 TCFE cumulative production 160 active wells 21,700 gross acres Currently developed with vertical wells in the Lower Devonian 75 Devonian locations at 3.0 BCFE per well Pegasus Field Parks Pegasus Wilshire Brown Bassett Coyanosa Waha Block 16

West Texas Joint Venture Brown Bassett field locations Initial wells Contingent wells Redevelopment of a vintage field 1.8 TCFE cumulative production 117 active wells 24,000 gross acres 14 Ellenberger locations at 3.2 BCFE per well 75 Wolfcamp locations at 0.6 BCFE per well Currently identified 40 other locations Brown Bassett Field Parks Pegasus Wilshire Brown Bassett Coyanosa Waha Block 16

Building on the West Texas joint venture Farmed out a major oil company's 50% ownership in Brown Bassett Wolfcamp 75 identified locations Increased working interest from 15% to 65% before payout and from 15% to 50% after payout 24,000 gross acres Estimated F&D cost $12 per BOE Low-risk exploitation Brown Bassett Wolfcamp Farm-Out Brown Bassett field locations Initial wells Reserve wells

Develop drilling program in Southeast New Mexico Build the New Mexico asset base Enter into joint ventures with majors Farm-out "close-in" exploitation opportunities Buy leasehold or producing properties Since establishment during the summer of 2006, the New Mexico region has already acquired or farmed-in approximately 2,700 gross acres with 15 potential drilling locations targeting the Atoka and Morrow formations 17% estimated rate of return at $7 NYMEX First well spud in August 2006 New Mexico Inventory Enhancement Strategy

Presentation Summary Create value through three competitive advantages Strategic acquisitions Focused reservoir management Creative deal structures that enhance inventory Also create value through a prudent hedge policy Strong reserve base with visible upside growth potential 196 MMBOE of proved reserves 285 MMBOE of upside potential

Encore Acquisition Company

Appendix ~ Performance Highlights $15.46 $19.76 $24.51 $33.07 $34.81 ($4.15) ($4.67) ($5.23) ($6.59) ($8.23) ($0.71) ($1.89) ($4.21) ($5.71) ($5.25) Hedge LOE Gross Margin 3% 19% 69% 7% 16% 68% 11% 14% 66% 11% 13% 67% 10% 16% 66% Note: See appendix for reconciliation of non-GAAP measures to reported GAAP amounts. Taxes 9% 9% 9% 9% 8% ($2.12) ($2.71) ($3.36) ($4.39) ($4.48)

During commodity price cycles within an established range, Acquire when prices are low Exploit when prices are high But when there is a phase shift to the upside, Adapt so that the strategy fits to the circumstances Appendix ~ Encore's Strategy Is Time Tested Yet Dynamic

Appendix ~ High-Pressure Air Injection High-pressure air injection is working in the Cedar Creek Anticline Encore's Red River U4 projects are in the same zone, same anticline Note: Production data is from certain available HPAI units and does not necessarily include entire HPAI production for the project. Gross production represents actual production at the field level without deducting production attributable to the net profits interest. Encore operated properties are shown net; properties operated by others are shown gross.

Appendix ~ We Generate High Rates of Return 2005 drilling program (1) (1) NYMEX strip as of the beginning of 2006, when calendar 2006 was trading at approximately $65 for oil and $9 for gas.

Appendix ~ Reconciliation of Non-GAAP Amounts to GAAP

(1) In 2008 and 2009, 4,000 and 5,000 BOPD puts with $50 strikes are sold. Appendix ~ Current Hedge Position (1) (1)

Appendix ~ Hard Not To Be Bullish on Oil



Chronic Supply Risk
Lack of Spare Capacity
Peak Oil
Rising F&D Costs
Rise of Radical Islam
Dollar at Risk
Russia's State Control
India and China Growing
Oil Price Inelasticity
Low Real Interest Rates
Inherent Value
Iran Nuclear
Instability
Republicans Through 2008

Source: PIRA

34